Exhibit 10.168

AMD_00296211.0

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. *** INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIS AMENDMENT (this “Amendment”) dated as of December 9, 2021 (the “Amendment Effective Date”) is made to the Previous Amendment (as defined below) by and between MSCI ESG Research LLC (“MSCI”) and BlackRock Fund Advisors (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Previous Amendment or the Agreement (as defined below), as the case may be.

WHEREAS, MSCI and Licensee entered into Amendment No. 3 (internal MSCI reference number: AMD_00246382.0) dated as of July 1, 2018 (the “Previous Amendment”), which amends the Index License Agreement for Funds (internal MSCI reference number: IXF_00040) dated as of March 18, 2000 (the “Agreement”) by and between MSCI and Licensee; and

WHEREAS, on a date which is expected to occur on or about ********* (the “Conversion Date”), Licensee wishes to change the name of the Fund from the iShares Global Green Bond ETF to the iShares USD Green Bond ETF and to replace the Bloomberg MSCI Global Green Bond Select (USD Hedged) Index (previously known as the Bloomberg Barclays MSCI Global Green Bond Select (USD Hedged) Index) with the Bloomberg MSCI USD Green Bond Select Index as the underlying index for the Fund.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, each of MSCI and Licensee hereby agree to amend the Previous Amendment as follows:

1.

Commencing on the Conversion Date, Section 1 of the Previous Amendment is hereby amended so that all references to the “Bloomberg Barclays MSCI Global Green Bond Select (USD Hedged) Index” shall be deleted and replaced with the following index: “Bloomberg MSCI USD Green Bond Select Index”.

2.

Commencing on the Conversion Date, Section 2 of the Previous Amendment is hereby amended so that all references to the “iShares Global Green Bond ETF” shall be deleted and replaced with the following Fund: “iShares USD Green Bond ETF”.

3.	If the Conversion Date occurs more than one hundred ninety (190) days after *********, this Amendment shall automatically terminate and this Amendment shall have no effect on the Previous Amendment.
4.

This Amendment amends and operates in conjunction with the Previous Amendment.  This Amendment, the Previous Amendment, and the Agreement constitute the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof and supersede in full all prior proposals and understandings, oral or written, relating to such subject matter.  To the extent that the terms of this Amendment conflict with the terms of the Previous Amendment, or the Agreement, the terms of this Amendment shall control.

5.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.
6.

This Amendment may be executed in counterparts, which taken together, shall constitute one Amendment and each party hereto may execute this Amendment by signing such counterpart; provided that no party shall be bound hereby until the Amendment has been executed and delivered by all parties hereto. A facsimile or PDF signature of either party to this Amendment shall be deemed an original signature of such party and shall manifest such party’s intention to be bound by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Amendment Effective Date set forth above.

MSCI ESG Research LLC By /s/ Joke Jacinto Name Joke Jacinto Title Executive Director	BlackRock Fund Advisors By /s/ Ruth Weiss Name Ruth Weiss Title Managing Director

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